EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 1, 2016, pursuant to the Share Purchase Agreement (the “Share Purchase Agreement”) dated as of May 9, 2016, among Incyte Corporation (“Incyte” or the “Company”), as guarantor, Incyte Europe S.à.r.l. (“Incyte Europe”), a wholly-owned subsidiary of Incyte, as purchaser, ARIAD Pharmaceuticals (Cayman) L.P., as seller, and ARIAD Pharmaceuticals, Inc. (“ARIAD”), as guarantor, Incyte Europe completed the previously announced acquisition (the “Acquisition”) of all of the outstanding shares of ARIAD Pharmaceuticals (Luxembourg) S.à.r.l.  (“ARIAD Europe”), the parent company of ARIAD’s European subsidiaries responsible for the development and commercialization of Iclusig® (ponatinib)  in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia (the “Territory”).  At the closing of the Acquisition, Incyte Europe paid a purchase price of $140.0 million, subject to customary working capital adjustments (the “Purchase Price”). ARIAD will be eligible to receive from Incyte Europe tiered royalties on net sales of Iclusig in the Territory and up to $135.0 million in potential future development and regulatory approval milestone payments. Incyte will also fund a portion of the ongoing clinical development of Iclusig through cost-sharing payments of up to $7.0 million in each of 2016 and 2017.

The unaudited pro forma condensed combined financial statements are based on Incyte’s historical consolidated financial statements and ARIAD Europe’s historical consolidated financial statements, as adjusted to give effect to the June 1, 2016 acquisition of ARIAD Europe. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the fiscal year ended December 31, 2015 give effect to the acquisition of ARIAD Europe as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet at March 31, 2016 gives effect to the acquisition of ARIAD Europe as if it had occurred on March 31, 2016.

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Securities and Exchange Commission (“SEC”) Regulation S-X. The pro forma adjustments reflecting the completion of the Acquisition are based upon the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (“U.S.” and, such accounting principles, “U.S. GAAP”), and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. Management has also reclassified certain account balances and classes of transactions from the financial statements of ARIAD Europe to conform to the historic presentation of Incyte’s financial statements.

The preliminary estimated purchase consideration, as calculated and described in Note 3 to the unaudited pro forma condensed combined financial statements, has been allocated to net tangible and intangible assets acquired based on their respective estimated fair values. Management made significant assumptions and estimates in determining the preliminary estimated purchase price consideration and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the estimated purchase price allocation period (not to exceed one year from the Acquisition date) as Incyte finalizes the valuations of the net tangible and intangible assets acquired. Differences between these preliminary estimates and the final amounts could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the combined company following the Acquisition. The unaudited pro forma condensed combined financial statements are based upon available information and certain assumptions that management believes are reasonable.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015

(In thousands, except per share amounts)	Historical Incyte FY15	Historical Ariad Europe FY15	Transaction Related Adjustments	Note Reference	Pro Forma Adjustments	Note Reference	Pro Forma Condensed Combined
Revenues:
Product revenues, net	$601,015	$27,516	$(737)	2(a)	$—		$627,794
Product royalty revenues	74,821	—	—		—		74,821
Contract revenues	77,857	—	—		—		77,857
Other revenues	58	629	(15)	2(a)	(386)	4(e)	286
Total revenues	753,751	28,145	(752)		(386)		780,758

Costs and expenses:
Cost of product revenues	26,972	1,902	(711)	2(a)	21,680	4(c)	49,843
Research and development	479,514	25,843	—		—		505,357
Selling, general and administrative	196,614	77,678	(22,763)	2(a)(c)	—		251,529
Total costs and expenses	703,100	105,423	(23,474)		21,680		806,729

Income (loss) from operations	50,651	(77,278)	22,722		(22,066)		(25,971)
Interest and other income, net	7,089	—	—		—		7,089
Interest expense	(45,603)	(1,917)	1,917	2(b)	—		(45,603)
Unrealized currency gain/loss	—	828	19	2(a)	—		847
Unrealized loss on long term investment	(4,581)	—	—		—		(4,581)
Income (loss) before provision for income taxes	7,556	(78,367)	24,658		(22,066)		(68,219)
Provision (benefit) for income taxes	1,025	788	—	5	—	5	1,813
Net income (loss)	$6,531	$(79,155)	$24,658		$(22,066)		$(70,032)

Net income (loss) per share:
Basic	$0.04						$(0.39)
Diluted	$0.03						$(0.39)
Shares used in computing net income (loss) per share:
Basic	179,601						179,601
Diluted	187,302						179,601

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(In thousands, except per share amounts)	Historical Incyte Q1 FY16	Historical Ariad Europe Q1 FY16	Transaction Related Adjustments	Note Reference	Pro Forma Adjustments	Note Reference	Pro Forma Condensed Combined
Revenues:
Product revenues, net	$183,267	$8,729	$(3)	2(a)	$—		$191,993
Product royalty revenues	21,903	—	—		—		21,903
Contract revenues	58,214	—	—		—		58,214
Other revenues	80	212	(3)	2(a)	(143)	4(e)	146
Total revenues	263,464	8,941	(6)		(143)		272,256

Costs and expenses:
Cost of product revenues	6,005	503	(3)	2(a)	5,420	4(c)	11,925
Research and development	156,824	5,942	—		—		162,766
Selling, general and administrative	64,596	20,036	(5,696)	2(a)(c)	—		78,936
Total costs and expenses	227,425	26,481	(5,699)		5,420		253,627

Income (loss) from operations	36,039	(17,540)	5,693		(5,563)		18,629
Interest and other income, net	1,492	—	—		—		1,492
Interest expense	(10,134)	(702)	702	2(b)	—		(10,134)
Unrealized currency gain/loss	—	(772)	(6)	2(a)	—		(778)
Unrealized loss on long term investment	(2,950)	—	—		—		(2,950)
Income (loss) before provision for income taxes	24,447	(19,014)	6,389		(5,563)		6,259
Provision (benefit) for income taxes	400	190	—	5	—	5	590
Net income (loss)	$24,047	$(19,204)	$6,389		$(5,563)		$5,669

Net income (loss) per share:
Basic	$0.13						$0.03
Diluted	$0.12						$0.03
Shares used in computing net income (loss) per share:
Basic	187,184						187,184
Diluted	192,625						192,625

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AT MARCH 31, 2016

(In thousands)	Historical Incyte Mar-16	Historical Ariad Europe Mar-16	Transaction Related Adjustments	Note Reference	Pro Forma Adjustments	Note Reference	Pro Forma Condensed Combined
ASSETS
Current assets:
Cash and cash equivalents	$657,615	$13,920	$(184)	2(a)	$(155,736)	4(a)	$515,615
Marketable securities - available-for-sale	153,054	—	—		—		153,054
Restricted cash and investments	517	—	—		—		517
Accounts receivable	101,280	9,967	(2,850)	2(a)(b)	—		108,397
Inventory	1,309	335	—		3,665	4(i)	5,309
Prepaid expenses and other current assets	21,806	3,250	(2)	2(a)	—		25,054
Deferred tax asset	—	114	—		(114)	5	—
Total current assets	935,581	27,586	(3,036)		(152,185)		807,946

Restricted cash and investments	13,866	445	—		—		14,311
Long term investment	32,298	—	—		—		32,298
Inventory	17,277	—	—		—		17,277
Property and equipment, net	92,622	889	—		—		93,511
Goodwill	—	—	—		150,527	2(c), 3	150,527
Intangible assets	—	221,794	(221,794)	2(c)	283,000	4(b)	283,000
Other assets, net	12,298	—	—		—		12,298
Total assets	1,103,942	250,714	(224,830)		281,342		1,411,168

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	31,899	44,257	(43,110)	2(b)	—		33,046
Accrued compensation	23,197	5,396	—		—		28,593
Interest payable	2,285	—	—		—		2,285
Accrued and other current liabilities	133,641	30,971	—		(26,728)	4(g)	137,884
Contingent consideration	—	—	—		20,000	4(h)	20,000
Deferred revenue - collaborative agreements	9,297	1,211	—		(619)	4(f)	9,889
Total current liabilities	200,319	81,835	(43,110)		(7,347)		231,697

Convertible senior notes	627,642	—	—		—		627,642
Contingent consideration	—	—	—		273,000	4(h)	273,000
Other liabilities	48,233	469,279	(464,430)	2(a)(b)(c)	—		53,082
Deferred revenue - collaborative agreements	—	4,211	—		(4,211)	4(f)	—
Total liabilities	876,194	555,325	(507,540)		261,442		1,185,421

Stockholders’ equity (deficit):
Preferred stock	—	—	—		—		—
Common stock	187	20	—		(20)	4(d)	187
Additional paid-in capital	1,982,104	654	—		(654)	4(d)	1,982,104
Accumulated other comprehensive (loss) income	397	(2,964)	—		2,964	4(d)	397
Accumulated deficit	(1,754,940)	(302,321)	282,710	2(a)(b)	17,610	4(a), 4(d)	(1,756,941)
Total stockholders’ equity (deficit)	227,748	(304,611)	282,710		19,900	4(d)	225,747
Total liabilities and stockholders’ equity (deficit)	$1,103,942	$250,714	$(224,830)		$281,342		$1,411,168

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.              Description of the Transaction and Basis of Presentation

Description of the Transaction

On June 1, 2016, pursuant to the Share Purchase Agreement dated as of May 9, 2016, among Incyte, as guarantor, Incyte Europe, as purchaser, ARIAD Pharmaceuticals (Cayman) L.P., as seller, and ARIAD, as guarantor, Incyte Europe completed the previously announced acquisition of all of the outstanding shares of ARIAD Pharmaceuticals (Luxembourg) S.à.r.l., the parent company of ARIAD’s European subsidiaries responsible for the development and commercialization of Iclusig in the Territory.  At the closing of the Acquisition, Incyte Europe paid a purchase price of $140.0 million, subject to customary working capital adjustments. ARIAD will be eligible to receive from us tiered royalties on net sales of Iclusig in the Territory and up to $135.0 million in potential future development and regulatory approval milestone payments. Incyte will also fund a portion of the ongoing clinical development of Iclusig through cost-sharing payments of up to $7.0 million in each of 2016 and 2017.

Basis of Presentation

The unaudited pro forma condensed combined financial statements are based on Incyte’s and ARIAD Europe’s historical consolidated financial statements as adjusted to give effect to the acquisition of ARIAD Europe. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and the fiscal year ended December 31, 2015 give effect to the ARIAD Europe acquisition as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet at March 31, 2016 gives effect to the ARIAD Europe acquisition as it if had occurred on March 31, 2016.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting and based on the historical financial information of Incyte and ARIAD Europe. The acquisition method of accounting in accordance with ASC 805 requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, as defined in ASC 820, “Fair Value Measurement” (ASC 820). The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed combined financial statements have been compiled using the significant accounting policies as set forth in the audited consolidated financial statements included in Incyte’s Annual Report on Form 10-K. During the preparation of the unaudited pro forma condensed combined financial information, Incyte’s management performed an analysis of accounting policies at ARIAD Europe, and is not aware of any differences that could have a material impact on the unaudited pro forma condensed combined financial statements.

2.              Transaction Related Adjustments

The unaudited pro forma condensed combined financial statements include the following transaction related adjustments:

(a)         To remove balances attributable to the ARIAD Australia entity, which are not material. This entity was previously consolidated by ARIAD Europe; however it was not included in the Acquisition.

(b)         To eliminate ARIAD Europe’s intercompany accounts receivable, intercompany accounts payable, and intercompany loan payable, including associated interest expense, in accordance with the terms of the Acquisition.

(c)          To (i) eliminate ARIAD Europe’s historical intangible assets of $221.8 million and associated amortization expense as part of the transaction, and (ii) record the preliminary value of goodwill of $150.5 million.

3.              Preliminary Estimate of Purchase Price Consideration and Related Allocation

On June 1, 2016, Incyte Europe acquired ARIAD Europe for total consideration of approximately $433.0 million, calculated as described below. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of ARIAD Europe based on management’s best estimates of fair value. The final purchase price allocation may vary based on final valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

Preliminary Estimate of Purchase Price Consideration

The following table represents the preliminary estimate of total purchase price transferred to effect the Acquisition (in thousands):

PURCHASE CONSIDERATION

Upfront payments	$140,000
Contingent consideration	293,000
Total purchase consideration	$433,000

ARIAD will be eligible to receive from Incyte Europe tiered royalties of between 32% and 50% on net sales of Iclusig in the Territory and up to $135.0 million in potential future oncology development and regulatory approval milestone payments. The Company determined acquisition date fair value of contingent consideration to be $293.0 million, inclusive of the aforementioned royalties on future net sales. The fair value measurement is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. Future revisions to these assumptions could materially change the estimate of the fair value of contingent consideration and therefore materially affect the Company’s future financial results.

Preliminary Allocation of Estimated Purchase Price to Assets Acquired and Liabilities Assumed

The following represents the  preliminary estimated allocation of the purchase price to the assets acquired and the liabilities assumed by the Company, reconciled to the estimated purchase price (in thousands):

PURCHASE CONSIDERATION

Upfront payments	$140,000
Contingent consideration	293,000
Total purchase consideration	$433,000

PRELIMINARY ALLOCATION

Fair Value

Current assets	$14,365
Property and equipment	889
Restricted cash	445
Intangible assets (1)	283,000
Total identifiable assets	298,699
Current liabilities	(11,377)
Other long-term liabilities	(4,849)
Total liabilities assumed	(16,226)
Pro Forma Goodwill (2)	$150,527

(1) As of the effective date of the acquisition, identifiable intangible assets are required to be measured at fair value. For purposes of these unaudited pro forma condensed combined financial statements, it is assumed that all assets will be used and that all assets will be used in a manner that represents the highest and best use of those assets. Incyte used an income approach to estimate the preliminary fair value of intangible assets. The acquired definite-lived intangibles, consisting of product rights, have a weighted-average useful life of approximately 12.5 years and will be amortized using the straight-line method. Indefinite-lived intangibles consist of in process R&D.

(2) Goodwill is calculated as the difference between the estimated fair value of the consideration transferred and the estimated fair values of the assets acquired and liabilities assumed. Goodwill is not amortized.

4.              Pro Forma Adjustments

The pro forma adjustments are based on management’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)         To record (i) cash-on-hand payment of $140.0 million for the purchase price consideration paid by Incyte Europe, (ii) the elimination of historical ARIAD Europe cash balances in accordance with the Share Purchase Agreement, and  (iii) the reduction in cash and stockholders’ equity resulting from transaction related expenses of approximately $2.0 million. Transaction related expenses have not been reflected in the unaudited pro forma condensed combined statements of operations as such expenses are not expected to have a continuing impact on the Company.

(b)         The following table represents the intangible assets of $283.0 million acquired in connection with the ARIAD Europe acquisition and the respective pro forma amortization expense (in thousands, except for estimated useful life):

ACQUIRED INTANGIBLES

	Preliminary Fair Value	Preliminary Estimated Useful Life	Year Ended December 31, 2015 Expense	Three Months Ended March 31, 2016 Expense	Line item in Statement of Operations

Product rights	$271,000	12.5	$21,680	$5,420	Cost of product revenue
In-process R&D	12,000	—	—	—
Total	$283,000		$21,680	$5,420

(c)          To record the preliminary amortization expense of $5.4 million for the three month period ended March 31, 2016 and $21.7 million for the year ended December 31, 2015 related to fair value adjustments recorded on the acquired license intangible.

(d)         To record the adjustments to stockholders’ equity to eliminate ARIAD Europe’s historical equity.

(e)          To remove the amortization of deferred revenue totaling $0.4 million for the 12 months ended December 31, 2015 and $0.1 million for the three month period ended March 31, 2016 relating to distribution agreements. ARIAD Europe received upfront payments from distributors for granting them the exclusive right to distribute Iclusig in specified countries. There is no continuing obligation associated with the fees received to date; therefore, a pro forma adjustment to remove historical amortization of deferred revenue has been included.

(f)           To remove the $0.6 million current and $4.2 million long-term deferred revenue liability related to the distribution agreements discussed in footnote 4(e), as there is no continuing obligation and therefore has no fair value in the purchase price allocation.

(g)          To remove a $26.7 million deferred product revenue liability as of March 31, 2016 related to the “Autorisation Temporaire D’Utilisation” (Temporary Authorization for Use) in France. Through March 31, 2016, ARIAD Europe was not recognizing revenue for payments received from customers in France as the sales price was not deemed fixed and determinable.  On May 17, 2016, Iclusig pricing and reimbursement negotiations with the National Health Authority were concluded and the price became fixed. The aggregate gross selling price of the shipments under these programs amounted to $28.4 million through March 31, 2016, of which $26.7 million was received as of March 31, 2016 and was therefore accrued for as a product deferred revenue liability in the historical results of ARIAD Europe. Under the terms of the Share Purchase Agreement, Incyte Europe is indemnified against any and all losses resulting from deferred refund obligations related to the conclusion of pricing and reimbursement negotiations with the National Health Authority. This deferred revenue liability has no fair value in the purchase price allocation, therefore we have recorded a pro forma adjustment to remove the liability.

(h)         To record the liability for contingent consideration, as outlined in the Share Purchase Agreement, totaling $293.0 million (the current portion of which is $20.0 million)  in the unaudited pro forma condensed combined balance sheet as of March 31, 2016.

(i)             To record the adjustment to step-up the inventory balance by $3.7 million to its preliminary fair value of $4.0 million.

INVENTORY ADJUSTMENT

(In thousands)	Mar-16
Inventory, preliminary fair value	$4,000
Inventory, historical	335
Adjustment	$3,665

5.              Tax Adjustments

The statutory tax rate was applied, as appropriate, to each statement of operation and balance sheet adjustment based on the jurisdiction in which the adjustment was expected to occur.  The tax effect of the temporary differences between the book and tax bases of assets and liabilities acquired and the estimated tax benefit from tax net operating losses of

ARIAD Europe are reported as deferred tax assets and liabilities in the consolidated balance sheets. To the extent Incyte has estimated that it is more likely than not that ARIAD Europe will not realize the benefit of its deferred tax assets in a particular jurisdiction, Incyte has reduced the carrying amount of the net deferred tax asset with a valuation allowance, and adjusted the associated tax expense or benefit in the pro forma income statements.

Based on Incyte’s preliminary analysis, the acquisition of ARIAD Europe results in the acquisition of a net deferred tax asset in Switzerland, which is subject to a full valuation allowance as the realization of this deferred tax asset is uncertain at this time.

Although not reflected in the unaudited pro forma condensed combined financial statements, the effective tax rate of Incyte could be significantly different depending on post-acquisition activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.